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THE CHASE MANHATTAN BANK, N.A.                              NICHOLAS J. CHIREKOS
1 Chase Manhattan Plaza, 4th Floor                          Vice President
New York, New York 10081



(LOGO) CHASE




December 30, 1993





Mr. R. Michael Summerford
Chief Financial Officer
First Mississippi Corporation
700 North Street
Jackson, Mississippi 39205

Dear Mike:

In accordance with the provisions of Section 2.04 of the Credit Agreement dated February 9, 1993 between First Mississippi Corporation and The Chase Manhattan Bank, N.A., as Agent, we hereby inform you that as a Bank, Chase has extended its Tranche A Commitment Termination Date to February 9, 1997.

Sincerely,

/s/ NICHOLAS J. CHIREKOS





                                  Exhibit 4(u)
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DEPOSIT GUARANTY NATIONAL BANK                   (LOGO)

                                                 One Deposit Guaranty Plaza
                                                 Post Office Box 1200
                                                 Jackson, Mississippi 39215-1200
                                                 Phone 601 968-4936
                                                 Telefax 601 354-8412

                                                 LOUIS B. FOURNET
                                                 Vice President



December 30, 1993


Mr. Nicholas J. Chirekos
Vice President
Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, NY 10081

RE:  First Mississippi Corporation request for Extension.

Dear John:

As per Mike Summerford's written request for a one year extension to our portion of Tranche A of the Credit Agreement dated February 9, 1993; Deposit Guaranty National Bank has approved a one year extension of the termination date to February 9, 1997 as provided for in the Loan Agreement Section 2.04.

Sincerely,

/s/ LOUIS B. FOURNET
Louis B. Fournet
Vice President

LBF:det

cc.  Mr. Mike Summerford

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                                                            MICHAEL J. MCKENNEY
                                                            Vice President
                                                            Portfolio Management
(LOGO) CONTINENTAL BANK



December 30, 1993





Chase Manhattan Bank, N.A.
Primary Industries - 4th Floor
One Chase Manhattan Plaza
New York, NY 10081

Attention: Mr. Nicholas J. Chirekos

Dear Nick:

In accordance with the provisions of Section 2.04 of the Credit Agreement dated February 9, 1993, between FIRST MISSISSIPPI CORPORATION and THE CHASE MANHATTAN BANK, N.A., we hereby consent to the request that the Tranche A Commitment Termination Date be extended for an additional year, to February 9, 1997.

Sincerely,

/s/ MICHAEL J. MCKENNEY